UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2017

REAL ESTATE ASSOCIATES LIMITED II

(Exact name of registrant as specified in its charter)

California	0-09782	95-3547609
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited II, a California limited partnership (the “Registrant”), previously held a 99% limited partnership interest in Lakeside Apartments, an Indiana limited partnership (“Lakeside”).

Lakeside owns a 48-unit apartment complex located in Mishawaka, Indiana. On March 28, 2017, the Registrant entered into an Assignment and Assumption Agreement (the “Agreement”) by and among the Registrant, as Assignor, East Lake Capital, LLC, an Indiana limited liability company, as Assignee (the “Assignee”), and Charles W. Parrott and PAB Holdings, LLC, an Indiana limited liability company, as general partners of Lakeside (collectively, the “General Partners”), relating to the assignment of the Lakeside limited partnership interests held by the Registrant to the Assignee for a total price of $200,000. The Registrant’s investment balance in Lakeside was zero at December 31, 2016.

Pursuant to the terms of the Agreement, on June 2, 2017, the Registrant transferred its limited partnership interest in Lakeside to the Assignee effective as of June 2, 2017 and received net proceeds of $200,000. The Registrant is currently evaluating its cash requirements to determine what portion, if any, of the proceeds received from this transaction will be available to distribute to its partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED II

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Joseph Dryden
Joseph Dryden
SVP of Finance/CFO DATED: June 7, 2017